Exhibit 99

News Release

For further information contact:

Investor Relations:

Brian Turcotte

901.597.3282

Brian.Turcotte@servicemaster.com

Media:

Peter Tosches

901.597.8449

Peter.Tosches@servicemaster.com

ServiceMaster Global Holdings, Inc. Reports Preliminary

Second-Quarter 2014 Financial Results

•                  Revenue increased 8 percent to $683 million, with growth in each reportable segment

•                  Net income of $40 million or $0.44 per diluted share versus a loss of $510 million or $5.52 per diluted share

•                  Adjusted net income(1) of $52 million or $0.56 per diluted share versus $24 million or $0.26 per diluted share

•                  Adjusted EBITDA(2) increased 32 percent or $41 million to $171 million, with growth in each reportable segment

MEMPHIS, TENN, — August 4, 2014 — ServiceMaster Global Holdings, Inc. (NYSE: SERV), a leading provider of essential residential and commercial services, today announced preliminary unaudited second-quarter 2014 results. The company reported second-quarter 2014 revenue of $683 million, an increase of 8 percent compared to the same period in 2013.

The company reported second-quarter 2014 income from continuing operations of $42 million, versus income from continuing operations of $15 million in the same period in 2013.

The company reported second-quarter 2014 net income of $40 million, or $0.44 per diluted share, versus a loss of $510 million for the second quarter of 2013, which included pre-tax non-cash impairment charges of $673 million to reduce the carrying value of TruGreen’s goodwill and trade name.  The company reported second-quarter 2014 adjusted net income(1) of $52 million, or $0.56 per diluted share, versus $24 million, or $0.26 per share, in the same period in 2013.  Earnings per share and other share data contained in this release do not reflect the 41.3 million shares issued by the company on July 1, 2014, in conjunction with its initial public offering.

The company reported second-quarter 2014 Adjusted EBITDA(2) of $171 million, an increase of 32 percent or $41 million compared to the same period in 2013. The increase was primarily driven by the impact of higher revenue, operating cost savings and the transition of certain costs in the second quarter of 2014 to TruGreen Holding Corporation, which the company spun-off on January 14, 2014. A reconciliation of income from continuing operations to both adjusted net income and Adjusted EBITDA are set forth below in this press release.

“Terminix, American Home Shield and the Franchise Services Group all reported revenue and Adjusted EBITDA growth in the second quarter of 2014 versus prior year,” said Rob Gillette, ServiceMaster’s chief executive officer. “We’re on the right path, with great businesses, strong brands and passionate associates who provide essential services to our valued customers.”

“Based on our strong year-to-date performance, we plan to increase our business reinvestment in the second half of the year to drive future growth,” said Gillette. “Our current projection range for full-year 2014 performance is $2,446 million to $2,466 million for revenue and $535 million to $540 million for Adjusted EBITDA.”

Preliminary Consolidated Performance

	Three months ended June 30,				Six months ended June 30,
$ millions	2014	2013	B/(W)		2014	2013	B/(W)

Revenue	$683	$631	$52		$1,216	$1,145	$71
YoY growth			8.2%				6.2%

SG&A	(178)	(188)	10		(329)	(346)	17
% of revenue	26.0%	29.7%	3.7	pts	27.1%	30.2%	3.2	pts

Income from Continuing Operations before Income Taxes	80	40	41		53	52	1
% of revenue	11.8%	6.3%	5.5	pts	4.4%	4.6%	(0.2	)pts

Income from Continuing Operations	42	15	28		24	21	3
% of revenue	6.2%	2.3%	3.9	pts	2.0%	1.8%	0.1	pts

Net Income (Loss)	40	(510)	551		(73)	(533)	461
% of revenue	5.9%	-80.9%	86.8	pts	-6.0%	-46.6%	40.6	pts

Adjusted Net Income(1)	52	24	28		75	41	34
% of revenue	7.6%	3.7%	3.8	pts	6.1%	3.6%	2.6	pts

Adjusted EBITDA(2)	171	130	41		286	233	53
% of revenue	25.1%	20.6%	4.5	pts	23.5%	20.3%	3.2	pts

Pre-Tax Unlevered Free Cash Flow(3)	151	128	23		258	236	22

Preliminary Information for Continuing Operations

	Three months ended June 30, 2014					Six months ended June 30, 2014
$ millions	Revenue	B/(W) vs. PY	Adjusted EBITDA	B/(W) vs. PY		Revenue	B/(W) vs. PY	Adjusted EBITDA	B/(W) vs. PY

Terminix	$376	$11	$93	$10		$696	$18	$171	$13
YoY growth / % of revenue		3.0%	24.7%	1.9	pts		2.6%	24.5%	1.2	pts

American Home Shield	241	35	61	21		393	43	83	23
YoY growth / % of revenue		17.1%	25.1%	5.8	pts		12.4%	21.2%	3.9	pts

Franchise Services Group	64	6	21	1		124	10	38	2
YoY growth / % of revenue		9.8%	32.5%	(1.0	)pts		9.0%	30.9%	(1.4	)pts

Other Operations & HQ(4)	2	0	(4)	9		3	0	(6)	17
YoY growth / % of revenue		-16.6%					-11.8%

Total	$683	$52	$171	$41		$1,216	$71	$286	$53
YoY growth / % of revenue		8.2%	25.1%	4.5	pts		6.2%	23.5%	3.2	pts

Terminix

Terminix, which provides termite and pest control services to residential and commercial customers and distributes pest control products, reported a 3 percent revenue increase in the second quarter of 2014 compared to the second quarter of 2013.  The revenue increase was primarily driven by improved price realization in both termite and pest control and new product introductions.

Adjusted EBITDA increased 12 percent or $10 million versus the second quarter of 2013 driven primarily by higher revenue conversion and overhead cost reductions.

American Home Shield

American Home Shield, which provides home warranties for household systems and appliances, reported a 17 percent revenue increase in the second quarter of 2014 compared to the second quarter of 2013, driven by the acquisition of Home Security of America, Inc. (“HSA”), higher customer counts, favorable product mix and timing within the year of contract revenue.

Adjusted EBITDA increased 52 percent or $21 million versus prior year, primarily reflecting the flow-through effect of the higher revenue, a decrease in contract claims and increased operating efficiencies.

Franchise Services Group

The Franchise Services Group, which provides residential and commercial disaster restoration, janitorial, residential cleaning services, furniture repair and home inspections, reported a 10 percent revenue increase in the second quarter of 2014 compared to the second quarter of 2013.  The revenue increase was driven primarily by higher royalty fees and an increase in janitorial national accounts.

Adjusted EBITDA increased 7 percent or $1 million versus the second quarter of 2013, primarily reflecting the flow-through effect of increased revenue, partially offset by the mix impact of higher growth in janitorial national accounts.

Other Operations and Headquarters

Adjusted EBITDA improved $9 million versus prior year, primarily reflecting the transition of certain costs to TruGreen and other cost reductions.

Cash Flow

For the six months ended June 30, 2014, net cash provided from operating activities from continuing operations increased $26 million to $149 million compared to $123 million for the six months ended June 30, 2013.

Net cash used for investing activities from continuing operations was $36 million for the six months ended June 30, 2014, compared to $45 million for the six months ended June 30, 2013.

Pre-tax unlevered free cash flow(3) was $258 million for the six months ended June 30, 2014, compared to $236 million for the six months ended June 30, 2013.

Net cash used for financing activities from continuing operations was $54 million for the six months ended June 30, 2014, compared to $51 million for the six months ended June 30, 2013.  During the second quarter of 2014, we made scheduled principal payments on debt of $22 million.

Other Matters

On July 1, 2014, in connection with the closing of the Company’s initial public offering, The ServiceMaster Company, LLC terminated its existing credit agreement governing its old term loan facilities and its existing revolving credit facility, which were scheduled to mature January 2017, and entered into a new credit agreement with respect to a $1,825 million new term loan facility maturing 2021 and a $300 million new revolving credit facility maturing 2019.  Borrowings under the new term loan facility, together with $244 million of available cash and $118 million of net proceeds of the initial public offering, were used to repay in full the $2,187 million outstanding under the old term loan facilities. In addition, $41 million of available cash was used to pay debt issuance costs of $22 million and to pay an original issue discount of $18 million in connection with the new term loan facility.

On July 16, 2014, The ServiceMaster Company, LLC used a portion of the remaining proceeds from the initial public offering to redeem $210 million of its outstanding 8% Notes and $263 million of its 7% Notes due 2020. In connection with the redemption of the 8% Notes and the 7% Notes, The ServiceMaster Company, LLC was required to pay a pre-payment premium of $17 million and $18 million, respectively, and accrued interest of $7 million and $8 million, respectively.

In connection with the partial redemption of the 8% Notes and 7% Notes and the repayment of the old term loan facilities, we expect to record a loss on extinguishment of debt of approximately $65 million in the third quarter of 2014, which includes the pre-payment premiums on the 8% Notes and 7% Notes of $17 million and $18 million, respectively, and the write-off of approximately $30 million of debt issuance costs.

Second-Quarter 2014 Earnings Conference Call

The company will discuss its second-quarter 2014 operating results during a conference call at 8 a.m. central time tomorrow, August 5, 2014. To participate on the conference call, interested parties should call 800.354.6885 (or international participants, 303.223.2680). Additionally, the conference call will be available via webcast. A slide presentation highlighting the company’s results and key performance indicators will also be available. To participate via webcast and view the slide presentation, visit the company’s investor relations home page at www.servicemaster.com.

The call will be available for replay until September 4, 2014. To access the replay of this call, please call 800.633.8284 and enter reservation number 21728675 (international participants: 402.977.9140, reservation number 21728675). Or you can review the webcast on the company’s investor relations home page.

About ServiceMaster

ServiceMaster Global Holdings, Inc. is a leading provider of essential residential and commercial services, operating through an extensive service network of more than 7,000 company-owned, franchised and licensed locations. The company’s portfolio of well-recognized brands includes Terminix (termite and pest control), American Home Shield (home warranties), ServiceMaster Restore (disaster restoration), ServiceMaster Clean (janitorial), Merry Maids (residential cleaning), Furniture Medic (furniture repair) and AmeriSpec (home inspections). The company serves approximately 5 million residential and commercial customers through an employee base of approximately 13,000 company associates and a franchise network that independently employs an estimated 33,000 additional people. The company is headquartered in Memphis, Tenn.  Go to www.servicemaster.com for more information about ServiceMaster or follow the company at twitter.com/ServiceMaster or facebook.com/TheServiceMasterCo.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including, without limitation, the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the company’s reports filed with the Securities and Exchange Commission. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation, the effects of our substantial indebtedness; changes in interest rates, because a significant portion of our indebtedness bears interest at variable rates; and the success of, and costs associated with, restructuring initiatives. The company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, which are not measures of financial condition or profitability. Non-GAAP measures should not be considered as an alternative to GAAP financial measures. Non-GAAP measures may not be calculated or comparable to similarly titled measures used by other companies. See Non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures. Adjusted EBITDA, Adjusted net income and Pre-Tax Unlevered Free Cash Flow are not measurements of the company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of the company’s cash flow or liquidity. We believe these non-GAAP financial measures are useful for investors, analysts and other interested parties as it facilitates company-to-company operating and financial condition performance comparisons by excluding potential differences caused by variations in capital structures, taxation, the age and book depreciation of facilities and equipment, restructuring initiatives, consulting agreements and equity-based, long-term incentive plans.

(1)Adjusted net income (loss) is defined by the company as income (loss) from continuing operations before: amortization expense; non-cash impairment of property and equipment; management and consulting fees; restructuring charges; and the tax impact of all of the aforementioned adjustments. The company’s definition of adjusted net income may not be comparable to similarly titled measures of other companies.

(2)Adjusted EBITDA is defined as income (loss) from continuing operations before: depreciation and amortization expense; non-cash impairment of software and other related costs; non-cash impairment of property and equipment; non-cash stock-based compensation expense; restructuring charges; management and consulting fees; interest expense and provision (benefit) for income taxes.  The company’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(3)Pre-Tax Unlevered Free Cash Flow is defined by the company as (i) Net Cash Provided from Operating Activities from Continuing Operations before: cash paid for interest expense; call premium paid for retirement of debt; premium received on issuance of debt; cash paid for income taxes, net of refunds; cash paid for restructuring charges; and cash paid for management and consulting fees, (ii) less property additions.

(4)The Other Operations and Headquarters segment includes The ServiceMaster Acceptance Company Limited Partnership (SMAC) and the remainder of the company’s headquarters functions not allocated to the business segments.

SERVICEMASTER GLOBAL HOLDINGS, INC.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)

(In millions, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenue	$683	$631	$1,216	$1,145
Cost of services rendered and products sold	351	329	639	599
Selling and administrative expenses	178	188	329	346
Amortization expense	14	13	27	26
Impairment of software and other related costs	(1)	—	47	—
Restructuring charges	1	—	6	3
Interest expense	61	63	122	123
Interest and net investment income	(1)	(2)	(7)	(4)

Income from Continuing Operations before Income Taxes	80	40	53	52
Provision for income taxes	38	25	29	31

Income from Continuing Operations	42	15	24	21

Loss from discontinued operations, net of income taxes	(2)	(525)	(97)	(554)
Net Income (Loss)	$40	$(510)	$(73)	$(533)

Total Comprehensive Income (Loss)	$42	$(514)	$(74)	$(534)
Weighted-average common shares outstanding - Basic	92	92	92	92
Weighted-average common shares outstanding - Diluted	92	92	92	93
Basic Earnings (Loss) Per Share:
Income from continuing operations	$0.46	$0.16	$0.26	$0.23
Loss from discontinued operations, net of income taxes	(0.02)	(5.73)	(1.06)	(6.04)
Net income (loss)	0.44	(5.57)	(0.79)	(5.81)
Diluted Earnings (Loss) Per Share:
Income from continuing operations	$0.46	$0.16	$0.26	$0.23
Loss from discontinued operations, net of income taxes	(0.02)	(5.68)	(1.05)	(5.97)
Net income (loss)	0.44	(5.52)	(0.79)	(5.74)

SERVICEMASTER GLOBAL HOLDINGS, INC.

Condensed Consolidated Statements of Financial Position (Unaudited)

(In millions, except per share data)

	As of June 30, 2014	As of December 31, 2013

Assets:
Current Assets:
Cash and cash equivalents	$528	$484
Marketable securities	23	27
Receivables, less allowances of $27 and $26, respectively	447	394
Inventories	39	39
Prepaid expenses and other assets	62	56
Deferred customer acquisition costs	34	30
Deferred taxes	105	107
Assets of discontinued operations	—	76
Total Current Assets	1,238	1,213
Property and Equipment:
At cost	362	381
Less: accumulated depreciation	(223)	(204)
Net Property and Equipment	139	177

Other Assets:
Goodwill	2,060	2,018
Intangible assets, primarily trade names, service marks and trademarks, net	1,716	1,721
Notes receivable	23	22
Long-term marketable securities	91	122
Other assets	48	49
Debt issuance costs	36	41
Assets of discontinued operations	—	542
Total Assets	$5,351	$5,905

Liabilities and Shareholder’s (Deficit) Equity:
Current Liabilities:
Accounts payable	$99	$92
Accrued liabilities:
Payroll and related expenses	62	70
Self-insured claims and related expenses	109	78
Accrued interest payable	47	51
Other	62	55
Deferred revenue	502	448
Liabilities of discontinued operations	8	139
Current portion of long-term debt	42	39
Total Current Liabilities	931	972

Long-Term Debt	3,859	3,867

Other Long-Term Liabilities:
Deferred taxes	742	712
Liabilities of discontinued operations	—	162
Other long-term obligations, primarily self-insured claims	144	169
Total Other Long-Term Liabilities	886	1,043

Commitments and Contingencies
Shareholder’s (Deficit) Equity:
Common stock $0.01 par value, authorized 2,000,000,000 shares; issued 99,512,962 and 98,915,432 shares at June 30, 2014 and December 31, 2013, respectively	1	1
Membership Interest	—	—
Additional paid-in capital	1,532	1,523
Retained deficit	(1,741)	(1,390)
Accumulated other comprehensive income	4	7
Less common stock held in treasury, at cost	(121)	(118)
Total Shareholder’s (Deficit) Equity	(325)	23
Total Liabilities and Shareholder’s (Deficit) Equity	$5,351	$5,905

SERVICEMASTER GLOBAL HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Six months ended June 30,
	2014	2013
Cash and Cash Equivalents at Beginning of Period	$484	$418

Cash Flows from Operating Activities from Continuing Operations:
Net Loss	(73)	(533)
Adjustments to reconcile net loss to net cash provided from operating activities:
Loss from discontinued operations, net of income taxes	97	554
Depreciation expense	24	24
Amortization expense	27	26
Amortization of debt issuance costs	5	5
Impairment of software and other related costs	47	—
Deferred income tax provision	22	28
Stock-based compensation expense	3	1
Restructuring charges	6	3
Cash payments related to restructuring charges	(5)	(5)
Change in working capital, net of acquisitions:
Current income taxes	(3)	(8)
Receivables	(29)	(25)
Inventories and other current assets	(14)	(19)
Accounts payable	14	21
Deferred revenue	27	24
Accrued liabilities	12	29
Other, net	(11)	(2)
Net Cash Provided from Operating Activities from Continuing Operations	149	123

Cash Flows from Investing Activities from Continuing Operations:
Property additions	(26)	(23)
Sale of equipment and other assets	1	1
Other business acquisitions, net of cash acquired	(41)	(5)
Notes receivable, financial investments and securities, net	30	(18)
Net Cash Used for Investing Activities from Continuing Operations	(36)	(45)

Cash Flows from Financing Activities from Continuing Operations:
Borrowings of debt	—	1
Payments of debt	(22)	(22)
Repurchase of common stock and RSU vesting	(4)	(12)
Issuance of Common Stock	7	—
Discount paid on issuance of debt	—	(12)
Debt issuance costs paid	—	(6)
Contribution to TruGreen Holding Corporation	(35)	—
Net Cash Used for Financing Activities from Continuing Operations	(54)	(51)

Cash Flows from Discontinued Operations:
Cash used for operating activities	(10)	(46)
Cash used for investing activities	(2)	(16)
Cash used for financing activities	(3)	(6)
Net Cash Used for Discontinued Operations	(15)	(68)

Cash Increase (Decrease) During the Period	44	(41)

Cash and Cash Equivalents at End of Period	$528	$377

The following table presents reconciliations of Income from Continuing Operations to Adjusted Net Income for the periods presented.

	Three months ended June 30,		Six months ended June 30,
(In millions)	2014	2013	2014	2013

Income from Continuing Operations	$42	$15	$24	$21
Amortization expense	14	13	27	26
Non-cash asset impairment	(1)	—	47	—
Management and consulting fees	2	2	4	4
Restructuring charges	1	0	6	3
Tax impact of adjustments	(6)	(6)	(32)	(13)
Adjusted net income	$52	$24	$75	$41

The following table presents reconciliations of Net Cash Provided from Operating Activities from Continuing Operations to Pre-Tax Unlevered Free Cash Flow for the periods presented.

	Three months ended June 30,		Six months ended June 30,
(In millions)	2014	2013	2014	2013

Net Cash Provided from Operating Activities from Continuing Operations	$127	$103	$149	$123
Cash paid for interest expense	25	27	117	116
Cash paid for income taxes, net of refunds	7	9	9	11
Cash paid for restructuring	2	1	5	5
Cash paid for management and consulting fees	2	2	4	4
Property additions	(12)	(14)	(26)	(23)
Pre-Tax Unlevered Free Cash Flow	$151	$128	$258	$236

The following table presents reconciliations of Adjusted EBITDA to Income from Continuing Operations for the periods presented.

	Three months ended June 30,		Six months ended June 30,
(In millions)	2014	2013	2014	2013

Terminix	$93	$83	$171	$158
American Home Shield	61	40	83	61
Franchise Services Group	21	19	38	37
Other Operations and Headquarters	(4)	(12)	(6)	(23)
Adjusted EBITDA	$171	$130	$286	$233

Depreciation and amortization expense	(26)	(25)	$(51)	(50)
Non-cash asset impairment	1	—	(47)	—
Non-cash stock-based compensation expense	(1)	(0)	(3)	(1)
Restructuring charges	(1)	(0)	(6)	(3)
Management and consulting fees	(2)	(2)	(4)	(4)
Interest expense	(61)	(63)	(122)	(123)
Provision for income taxes	(38)	(25)	(29)	(31)
Income from Continuing Operations	$42	$15	$24	$21

The table below presents selected operating metrics related to customer counts and customer retention for our Terminix and American Home Shield segments.

	As of June 30,
	2014	2013
Terminix—
Growth (Reduction) in Pest Control Customers	(0.6)%	(0.4)%
Pest Control Customer Retention Rate	79.9%	79.3%
Growth (Reduction) in Termite Customers	(2.8)%	(2.2)%
Termite Customer Retention Rate	84.8%	85.6%
American Home Shield—
Growth (Reduction) in Home Warranties(1)	11.7%	(1.2)%
Customer Retention Rate(1)	75.5%	73.9%

(1)As of June 30, 2014, excluding the impact of the HSA acquisition, the growth in home warranties and the customer retention rate for our American Home Shield segment was 2.0 percent and 75.0 percent, respectively.

Terminix Segment

Revenue by service line is as follows:

	Three months ended June 30,		% of Operating Revenue
(In millions)	2014	2013	2014
Pest Control	$191	$184	50.9%
Termite	164	159	43.5%
Other	21	22	5.6%
Total revenue	$376	$365	100.0%

Termite renewal revenue comprised 49 percent of total termite revenue for the three months ended June 30, 2014 and 2013, while the remainder consisted of termite new unit revenue.

Franchise Services Group Segment

Revenue by service line is as follows:

	Three months ended June 30,		% of Operating Revenue
(In millions)	2014	2013	2014
Royalty Fees	$32	$30	49.5%
Company-Owned Merry Maids Branches	16	16	25.2%
Janitorial National Accounts	8	5	12.1%
Sales of Products	5	5	8.0%
Other	3	2	5.2%
Total revenue	$64	$58	100.0%